UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 9, 2010
(Date of Report/Date of earliest event reported)
SENSIENT TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

WISCONSIN (State or other jurisdiction of incorporation)	1-7626 (Commission File Number)	39-0561070 (IRS Employer Identification No.)
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202-5304
(Address and zip code of principal executive offices)
(414) 271-6755
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On December 9, 2010, Sensient’s Board of Directors adopted (a) amendments to Section 3.9 of the corporation’s By-laws regarding procedures and requirements for nominations of directors to add (among other things) a completed Directors’ and Officers’ Questionnaire and various affirmations to the materials required from nominees for director positions and (b) amendments to the charter of the Compensation and Development Committee (which is Section 3.15 of the By-laws) to clarify the independence requirements applicable to members of that committee, to expressly require it to take into consideration any recent shareholder advisory votes and other shareholder communications regarding executive compensation when fulfilling its role in the development and implementation of the corporation’s compensation program, and to direct it to consider any conflicts of interest of any compensation consultants and to approve related public disclosures by the corporation. The Board also adopted revisions to the corporation’s Corporate Governance Guidelines and its stock ownership guidelines for directors and executive officers. The revised committee charter and the revised Corporate Governance Guidelines were promptly posted on the corporation’s website, www.sensient.com. The Amended and Restated By-laws, including the revised Sections 3.9 and 3.15, are filed as Exhibit 3.2 to this Form 8-K.

Item 9.01	Exhibits.
Exhibit 3.2     Amended and Restated Bylaws (including committee charters).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSIENT TECHNOLOGIES CORPORATION (Registrant)
By:	/s/ John L. Hammond
	Name:	John L. Hammond
	Title:	Senior Vice President, General Counsel and Secretary
Date: December 10, 2010

EXHIBIT INDEX
Exhibit 3.2     Amended and Restated Bylaws (including committee charters).